Exhibit 99.1

                                                                           NEWS

Charter Reports First Quarter 2010
Financial and Operating Results

Strong growth from bundle, high-speed Internet, and commercial services drives improved results

St. Louis, Missouri – May 6, 2010 – Charter Communications, Inc. (along with its subsidiaries, the “Company” or “Charter”) today reported financial and operating results for the three months ended March 31, 2010.

First Quarter Highlights:

•	Compared with the prior year, first quarter revenues grew 4.5% on a pro forma 1 basis and 4.4% on an actual basis, driven by increases in Internet, phone, and commercial customers.

•
First quarter adjusted EBITDA2 grew 3.4% year-over-year on both a pro forma and actual basis and net income improved to $24 million compared to a net loss of $205 million in the first quarter of 2009 on an actual basis.

•	Total average monthly revenue per basic video customer (ARPU) for the first quarter increased 9.0% year-over-year to $120.45, driven by increased sales of The Charter BundleTM and advanced services.

•	Charter added approximately 243,000 revenue generating units (RGUs) during the first quarter, approximately 100,000 more than the year ago quarter.

•	Free cash flow2 for the first quarter was $205 million and net cash flows from operating activities were $530 million.

•	Charter continued to enhance its product and service capabilities in the quarter through further Internet speed upgrades and continuing DOCSIS 3.0 and switched digital video (SDV) rollouts.

1Pro forma results are described below in the “Use of Non-GAAP Financial Metrics” section and are provided in the addendum of this news release.
2Adjusted EBITDA and free cash flow are defined in the “Use of Non-GAAP Financial Metrics” section and are reconciled to consolidated net income (loss) and net cash flows from operating activities, respectively, in the addendum of this news release.

“We’ve built on the momentum gained late last year, reporting strong first quarter performance driven by bundle, Internet and commercial growth,” said Mike Lovett, President and Chief Executive Officer.  “During the quarter, we continued to leverage our operating platform and network capabilities to strengthen our high-speed Internet market advantage, further enhance our digital video offering and broaden our commercial solutions.  We’ll continue to simplify and enhance our services by offering value to our customers through the triple play and advanced services.”

Key Operating Results

All of the following customer and ARPU statistics are presented on a pro forma basis.  Charter served approximately 12.9 million revenue generating units (RGUs) as of March 31, 2010, an increase of 401,300 RGUs or about 3.2% over the prior year’s quarter and an increase of 243,000 from the fourth quarter of 2009.  Approximately 58.5% of Charter’s residential customers subscribe to a bundle.  Charter’s ARPU for the first quarter of 2010 was $120.45, an increase of 9.0% compared to first quarter 2009, primarily as a result of strong growth in triple play and advanced services growth.

First quarter 2010 customer changes included the following:

•
Digital video customers increased by approximately 95,800 and basic video customers decreased by approximately 23,400 during the first quarter.  Video ARPU was $67.88 for the first quarter of 2010, up 4.3% year-over-year as we continue to increase digital, high definition and digital video recorder penetration.

•
High-speed Internet customers grew by approximately 103,700 during the first quarter of 2010, a 44% increase over net additions in the first quarter of 2009.  Internet ARPU of $42.31 increased approximately 2.6% compared to the year-ago quarter, as consumer demand for higher Internet speeds continues.

•	First quarter 2010 net gains of phone customers were approximately 66,900. Phone penetration is now 15.7% as of March 31, 2010. Phone ARPU of $41.69 decreased approximately 3.8%.

As of March 31, 2010, Charter served approximately 5.3 million customers, and the Company’s 12.9 million RGUs were comprised of 4.8 million basic video, 3.3 million digital video, 3.2 million Internet and 1.6 million phone customers.

First Quarter Results

First quarter revenues of $1.735 billion increased 4.5% compared to the year-ago quarter on a pro forma basis and 4.4% on an actual basis, as the Company continued to grow its Internet, phone and the commercial businesses.

Internet revenues were $395 million, up 9.7% year-over-year due to an increased number of customers and ARPU growth.  Telephone revenues for the 2010 first quarter were $198 million, an 11.9% increase over first quarter 2009, as customers continued to sign up for Charter’s bundled services.  Commercial revenues rose to $118 million, a 10.3% increase year-over-year, reflecting increased sales of the Charter Business Bundle® and customer relationship growth.  First quarter 2010 video revenues were $926 million, essentially flat with the year-ago quarter, as digital and advanced services revenue growth was offset by a decline in basic video customers. Advertising sales revenues were $59 million for the first quarter of 2010, a 9.3% increase compared to the first quarter of 2009, primarily as a result of strong political and automotive advertising.

Operating costs and expenses totaled $1.098 billion for the first quarter of 2010, a 5.0% increase compared to the year-ago period, primarily due to increased programming expenses related to annual rate increases.

Adjusted EBITDA for the first quarter of 2010 totaled $637 million, an increase of 3.4% compared to the pro forma and actual results for the year-ago period.

Charter reported $251 million of income from operations in the first quarter of 2010, compared to $334 million in the first quarter of 2009. Income from operations was affected by increased amortization related to customer relationships and other intangible assets resulting from fresh start accounting, as well as favorable litigation settlements in 2009 that did not recur in 2010.

Net income available to shareholders was $24 million in the first quarter of 2010, compared to a loss of $205 million in the first quarter of 2009.  The improvement resulted primarily from the reduction of interest expense and nonrecurring tax benefits recorded in the first quarter of 2010.  Earnings per share improved to $0.21 in the first quarter of 2010, compared with a loss of $0.54 during the same period last year.

Expenditures for property, plant and equipment for the first quarter of 2010 were $310 million, compared to first quarter 2009 expenditures of $269 million related to strategic investments including DOCSIS 3.0 and SDV launches and broadening our business solutions.  The Company expects capital spending for the full year to be approximately $1.2 billion, and intends to deploy SDV to more than 60% of its footprint and DOCSIS 3.0 to approximately half of its footprint by year end 2010.

Net cash flows from operating activities for the first quarter of 2010 were $530 million, compared to $187 million in the first quarter of 2009, primarily due to reduced interest expense and improvement in adjusted EBITDA.

Total principal amount of debt was approximately $12.8 billion as of March 31, 2010.  At the end of the first quarter, the Company had liquidity of approximately $950 million, including cash and availability under the Company’s revolving credit facility.

Recent Events

The Company has received notification from the Securities and Exchange Commission that its registration statement on Form S-1 registering 85,971,442 shares of the Company’s Class A common stock is effective, and those shares are now freely tradable by non affiliates. The Class A common shares are currently quoted on the OTC Bulletin Board under the symbol “CCMM”. The Company has applied to NASDAQ to list its Class A common stock and believes it will be in a position to complete the listing upon filling a vacancy on its audit committee.

In April the Company extended its maturity profile, selling an aggregate of $1.6 billion principal amount in two tranches of senior notes due 2018 and 2020, with proceeds used to fund the tender offers for certain senior notes due 2013 and 2014.

Conference Call

The Company will host a conference call on Thursday, May 6, 2010 at 9:00 a.m. Eastern Time (ET) related to the contents of this release.

The conference call will be webcast live via the Company’s website at charter.com.  The webcast can be accessed by selecting "Investor & News Center" from the lower menu on the home page.  The call will be archived in the "Investor & News Center" in the "Financial Information" section on the left beginning two hours after completion of the call.  Participants should go to the call link no later than 10 minutes prior to the start time to register.

Those participating via telephone should dial 866-726-7983 no later than 10 minutes prior to the call.  International participants should dial 706-758-7055. The conference ID code for the call is 72392123.

A replay of the call will be available at 800-642-1687 or 706-645-9291 beginning two hours after the completion of the call through the end of business on May 20, 2010. The conference ID code for the replay is 72392123.

Additional Information Available on Website

A slide presentation to accompany the conference call will be available on the “Investor & News Center” of our website at charter.com in the “Financial Information” section.  A trending schedule containing historical customer and financial data can also be found in the “Financial Information” section.

Use of Non-GAAP Financial Metrics

The Company uses certain measures that are not defined by Generally Accepted Accounting Principles (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA, adjusted EBITDA less capital expenditures and free cash flow are non-GAAP financial measures and should be considered in addition to, not as a substitute for, net income (loss) or cash flows from operating activities reported in accordance with GAAP. These terms, as defined by Charter, may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is reconciled to consolidated net income (loss) and free cash flow is reconciled to net cash flows from operating activities in the addendum of this news release.

Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, income taxes, depreciation and amortization, stock compensation expense and other operating expenses, such as special charges and loss on sale or retirement of assets. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s businesses as well as other non-cash or special items, and is unaffected by the Company’s capital structure or investment activities. Adjusted EBITDA less capital expenditures is defined as Adjusted EBITDA minus purchases of property, plant and equipment. Adjusted EBITDA and adjusted EBITDA less capital expenditures are used by management and the Company’s board of directors to evaluate the performance of the Company’s business. For this reason, they are significant components of Charter’s annual incentive compensation program. However, these measures are limited in that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the cash cost of financing. Management evaluates these costs through other financial measures.

Free cash flow is defined as net cash flows from operating activities, less purchases of property, plant and equipment and changes in accrued expenses related to capital expenditures.

The Company believes that adjusted EBITDA and free cash flow provide information useful to investors in assessing Charter’s performance and its ability to service its debt, fund operations and make additional investments with internally generated funds. In addition, adjusted EBITDA generally correlates to the leverage ratio calculation under the Company’s credit facilities or outstanding notes to determine compliance with the covenants contained in the facilities and notes (all such documents have been previously filed with the United States Securities and Exchange Commission). Adjusted EBITDA, as presented, includes management fee expenses in the amount of $35 million and $32 million for the three months ended March 31, 2010 and 2009, respectively, which expense amounts are excluded for the purposes of calculating compliance with leverage covenants.

In addition to the actual results for the three months ended March 31, 2010 and 2009, we have provided pro forma results in this release for the three months ended March 31, 2009. We believe these pro forma results facilitate meaningful analysis of the results of operations. Pro forma results in this release reflect certain sales of cable systems in 2009 as if they occurred as of January 1, 2009. Pro forma statements of operations for the three months ended March 31, 2009 and pro forma customer statistics as of March 31, 2009 are provided in the addendum of this news release.

About Charter

Charter Communications, Inc. (CCMM - OTC Bulletin Board) is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter TVTM video entertainment programming, Charter InternetTM access, and Charter PhoneTM.  Charter Business® similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services, and business telephone.  Charter's advertising sales and production services are sold under the Charter Media® brand.  More information about Charter can be found at www.charter.com.

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Contact:

Media:                                                                Analysts:
Anita Lamont                                                    Mary Jo Moehle
314-543-2215                                                      314-543-2397

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial.  Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations.  Forward-looking statements are inherently subject to risks, uncertainties and assumptions, including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC").  Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity," “tentative” and "potential," among others.  Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services to residential and commercial customers, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition and the difficult economic conditions in the United States;

•
the impact of competition from other distributors, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line ("DSL") providers and competition from video provided over the Internet;

•	general business conditions, economic uncertainty or downturn and the significant downturn in the housing sector and overall economy;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	our ability to adequately deliver customer service;

•	the effects of governmental regulation on our business;

•
the availability and access, in general, of funds to meet our debt obligations, prior to or when they become due, and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) cash flows from operating activities, (iii) access to the capital or credit markets including through new issuances, exchange offers or otherwise, especially given recent volatility and disruption in the capital and credit markets, or (iv) other sources and our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt; and

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement.  We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

	Successor	Predecessor		Predecessor
	Actual Three	Actual Three		Pro forma Three
	Months Ended	Months Ended		Months Ended
	March 31, 2010	March 31, 2009	% Change	March 31, 2009 (a)	% Change

REVENUES:
Video (b)	$926	$928	-0.2%	$927	-0.1%
High-speed Internet	395	360	9.7%	360	9.7%
Telephone (b)	198	177	11.9%	177	11.9%
Commercial	118	107	10.3%	107	10.3%
Advertising sales	59	54	9.3%	54	9.3%
Other (b)	39	36	8.3%	36	8.3%
Total revenues	1,735	1,662	4.4%	1,661	4.5%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (c)	751	713	5.3%	712	5.5%
Selling, general and administrative (excluding stock
compensation expense) (d)	347	333	4.2%	333	4.2%
Operating costs and expenses	1,098	1,046	5.0%	1,045	5.1%

Adjusted EBITDA	637	616	3.4%	616	3.4%

Adjusted EBITDA margin	36.7%	37.1%		37.1%

Depreciation and amortization	369	321		321
Stock compensation expense	5	11		11
Other operating (income) expenses, net	12	(50)		(52)

Income from operations	251	334		336

OTHER EXPENSES:
Interest expense, net (excluding unrecorded
contractual interest expense of $9 in 2009)	(204)	(463)		(463)
Reorganization items, net	(4)	(141)		(141)
Other expense, net	-	(3)		(3)
	(208)	(607)		(607)

Income (loss) before income taxes	43	(273)		(271)

Income tax expense	(19)	(61)		(61)

Consolidated net income (loss)	24	(334)		(332)

Less: Net loss - noncontrolling interest	-	129		129

Net income (loss) - Charter shareholders	$24	$(205)		$(203)

Earnings (loss) per common share - Charter shareholders:
Basic	$0.21	$(0.54)		$(0.54)
Diluted	$0.21	$(0.54)		$(0.54)

Weighted average common shares outstanding, basic	113,020,967	378,095,547		378,095,547
Weighted average common shares outstanding, diluted	114,883,134	378,095,547		378,095,547

(a) Pro forma results reflect certain sales of cable systems in 2009 as if they occurred as of January 1, 2009.

(b) Certain prior year amounts have been reclassified to conform with the 2010 presentation, including the reflection of franchise fees, equipment rental and video customer installation revenue as video revenue, and telephone regulatory fees as telephone revenue, rather than other revenue.

(c) Operating expenses include programming, service, and advertising sales expenses.

(d) Selling, general and administrative expenses include general and administrative and marketing expenses.

March 31, 2009. Pro forma revenues, operating costs and expenses and net loss were reduced by $1 million, $1 million and $2 million, respectively, for the three months ended March 31, 2009

Adjusted EBITDA is a non-GAAP term. See page 6 of this addendum for the reconciliation of adjusted EBITDA to consolidated net income (loss) as defined by GAAP.

Addendum to Charter Communications, Inc. First Quarter 2010 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)

	March 31,	December 31,
	2010	2009

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$221	$709
Restricted cash and cash equivalents	33	45
Accounts receivable, net of allowance for doubtful accounts	223	248
Prepaid expenses and other current assets	69	69
Total current assets	546	1,071

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	6,859	6,833
Franchises, net	5,272	5,272
Customer relationships, net	2,251	2,335
Goodwill	951	951
Total investment in cable properties, net	15,333	15,391

OTHER NONCURRENT ASSETS	320	196

Total assets	$16,199	$16,658

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$958	$898
Current portion of long-term debt	-	70
Total current liabilities	958	968

LONG-TERM DEBT	12,762	13,252

OTHER LONG-TERM LIABILITIES	710	520

TEMPORARY EQUITY	6	1

SHAREHOLDERS' EQUITY:
Charter shareholders' equity	1,763	1,915
Noncontrolling interest	-	2
Total shareholders' equity	1,763	1,917

Total liabilities and shareholders' equity	$16,199	$16,658

Addendum to Charter Communications, Inc. First Quarter 2010 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)

	Successor	Predecessor
	Three Months Ended	Three Months Ended
	March 31, 2010	March 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income (loss)	$24	$(334)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	369	321
Noncash interest expense	18	15
Noncash reorganization items, net	-	108
Deferred income taxes	16	59
Other, net	7	16
Changes in operating assets and liabilities
Accounts receivable	25	34
Prepaid expenses and other assets	-	(78)
Accounts payable, accrued expenses and other	71	46
Net cash flows from operating activities	530	187

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(310)	(269)
Change in accrued expenses related to capital expenditures	(15)	(27)
Other, net	(5)	4
Net cash flows from investing activities	(330)	(292)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(667)	(17)
Payments for debt issuance costs	(31)	-
Other, net	(2)	(2)
Net cash flows from financing activities	(700)	(19)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(500)	(124)
CASH AND CASH EQUIVALENTS, beginning of period	754	960
CASH AND CASH EQUIVALENTS, end of period	$254	$836

CASH PAID FOR INTEREST	$152	$221

Addendum to Charter Communications, Inc. First Quarter 2010 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED SUMMARY OF OPERATING STATISTICS

	Approximate as of
	Actual		Pro Forma
	March 31,	December 31,	March 31,
	2010 (a)	2009 (a)	2009 (a)

Customer Summary:
Customer Relationships:
Residential (non-bulk) basic video customers (b)	4,547,800	4,562,900	4,743,600
Multi-dwelling (bulk) and commercial unit customers (c)	252,800	261,100	256,900
Total basic video customers	4,800,600	4,824,000	5,000,500

Non-video customers (b)	518,200	493,100	419,200
Total customer relationships (d)	5,318,800	5,317,100	5,419,700

Pro forma average monthly revenue per basic video customer (e)	$120.45	$117.43	$110.48
Pro forma average monthly video revenue per basic video customer (f)	$67.88	$66.32	$65.06

Residential bundled customers (g)	2,966,000	2,889,700	2,813,800

Revenue Generating Units:
Basic video customers (b) (c)	4,800,600	4,824,000	5,000,500
Digital video customers (h)	3,313,900	3,218,100	3,157,800
Residential high-speed Internet customers (i)	3,166,000	3,062,300	2,947,500
Residential telephone customers (j)	1,622,900	1,556,000	1,396,300
Total revenue generating units (k)	12,903,400	12,660,400	12,502,100

Total Video Services:
Estimated homes passed (l)	11,954,300	11,902,200	11,818,000
Basic video customers (b)(c)	4,800,600	4,824,000	5,000,500
Estimated penetration of basic homes passed (b) (c) (l) (m)	40.2%	40.5%	42.3%
Pro forma basic video customers quarterly net loss (b) (c) (n)	(23,400)	(56,900)	(23,500)

Digital video customers (h)	3,313,900	3,218,100	3,157,800
Digital penetration of basic video customers (b) (c) (h) (o)	69.0%	66.7%	63.1%
Digital set-top terminals deployed	4,937,000	4,794,500	4,604,100
Pro forma digital video customers quarterly net gain (h) (n)	95,800	43,300	25,600

High-Speed Internet Services:
Estimated high-speed Internet homes passed (l)	11,424,500	11,360,200	11,233,000
Residential high-speed Internet customers (i)	3,166,000	3,062,300	2,947,500
Estimated penetration of high-speed Internet homes passed (i) (l) (m)	27.7%	27.0%	26.2%
Pro forma average monthly high-speed Internet revenue per high-speed Internet customer (f)	$42.31	$41.48	$41.25
Pro forma high-speed Internet customers quarterly net gain (i) (n)	103,700	51,800	71,900

Telephone Services:
Estimated telephone homes passed (l)	10,363,900	10,312,700	10,096,300
Residential telephone customers (j)	1,622,900	1,556,000	1,396,300
Estimated penetration of telephone homes passed (i) (l) (m)	15.7%	15.1%	13.8%
Pro forma average monthly telephone revenue per telephone customer (f)	$41.69	$42.54	$43.35
Pro forma telephone customers quarterly net gain (j) (n)	66,900	56,200	70,400

Pro forma operating statistics reflect the sales and acquisitions of cable systems in 2009 as if such transactions had occurred as of the last day of the respective period for all periods presented.

At March 31, 2009, actual basic video customers, digital video customers, high-speed Internet customers and telephone customers were 5,003,200, 3,157,700, 2,947,100, and 1,396,300, respectively.

See footnotes to unaudited summary of operating statistics on page 5 of this addendum.

Addendum to Charter Communications, Inc. First Quarter 2010 Earnings Release

(a) Our billing systems calculate the aging of customer accounts based on the monthly billing cycle for each account. On that basis, at March 31, 2010, December 31, 2009, and March 31, 2009 customers include approximately 16,200, 25,900, and 30,600 persons, respectively, whose accounts were over 60 days past due in payment, approximately 1,600, 3,500, and 4,400 persons, respectively, whose accounts were over 90 days past due in payment and approximately 1,700, 2,200, and 2,700 persons, respectively, whose accounts were over 120 days past due in payment.

(b)  "Basic video customers" include all residential customers who receive video services (including those who also purchase high-speed Internet and telephone services) but excludes approximately 518,200, 493,100, and 419,200 customer relationships at March 31, 2010, December 31, 2009, and March 31, 2009, respectively, who receive high-speed Internet service only, telephone service only, or both high-speed Internet service and telephone service and who are only counted as high-speed Internet customers or telephone customers.

(c)  Included within "basic video customers" are those in commercial and multi-dwelling structures, which are calculated on an equivalent bulk unit (“EBU”) basis.  In the second quarter of 2009, we began calculating EBUs by dividing the bulk price charged to accounts in an area by the published rate charged to non-bulk residential customers in that market for the comparable tier of service rather than the most prevalent price charged as was used previously.  This EBU method of estimating basic video customers is consistent with the methodology used in determining costs paid to programmers and is consistent with the methodology used by other multiple system operators (MSOs).  EBUs presented as of March 31, 2009 decreased by 10,500 as a result of the change in methodology.  As we increase our published video rates to residential customers without a corresponding increase in the prices charged to commercial service or multi-dwelling customers, our EBU count will decline even if there is no real loss in commercial service or multi-dwelling customers.

(d)  "Customer relationships" include the number of customers that receive one or more levels of service, encompassing video, Internet and telephone services, without regard to which service(s) such customers receive.  This statistic is computed in accordance with the guidelines of the National Cable & Telecommunications Association (NCTA) that have been adopted by eleven then publicly traded cable operators, including Charter.

(e) "Pro forma average monthly revenue per basic video customer" is calculated as total quarterly pro forma revenue divided by three divided by average pro forma basic video customers during the respective quarter.

(f) "Pro forma average monthly revenue per customer" represents quarterly pro forma revenue for the service indicated divided by three divided by the number of pro forma customers for the service indicated during the respective quarter.

(g) "Residential bundled customers" include residential customers receiving a combination of at least two different types of service, including Charter's video service, high-speed Internet service or telephone.  "Residential bundled customers" do not include residential customers who only subscribe to video service.

(h) "Digital video customers" include all basic video customers that have one or more digital set-top boxes or cable cards deployed.

(i)  "Residential high-speed Internet customers" represent those residential customers who subscribe to our high-speed Internet service.  At March 31, 2010, December 31, 2009, and March 31, 2009, approximately 2,784,000, 2,705,300, and 2,640,000 of these high-speed Internet customers, respectively, receive video and/or telephone services from us and are included within the respective statistics above.

(j)  "Residential telephone customers" represent those residential customers who subscribe to our telephone service.  As of March 31, 2010, December 31 2009, and March 31, 2009 approximately 1,580,000, 1,508,200, and 1,363,300 of these telephone customers, respectively, receive video and/or high-speed Internet services from us and are included within the respective statistics above.

(k)  "Revenue generating units" represent the sum total of all basic video, digital video, high-speed Internet and telephone customers, not counting additional outlets within one household.  For example, a customer who receives two types of service (such as basic video and digital video) would be treated as two revenue generating units, and if that customer added on high-speed Internet service, the customer would be treated as three revenue generating units.    This statistic is computed in accordance with the guidelines of the NCTA.

(l)  "Homes passed" represent our estimate of the number of living units, such as single family homes, apartment units and condominium units passed by our cable distribution network in the areas where we offer the service indicated.  "Homes passed" exclude commercial units passed by our cable distribution network.  These estimates are updated for all periods presented when estimates change.

(m) "Penetration" represents customers as a percentage of homes passed for the service indicated.

(n) "Pro forma quarterly net gain (loss)" represents the pro forma net gain or loss in the respective quarter for the service indicated.

(o) "Digital penetration of basic video customers" represents the number of digital video customers as a percentage of basic video customers.

Addendum to Charter Communications, Inc. First Quarter 2010 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(DOLLARS IN MILLIONS)

		Successor	Predecessor	Predecessor
		Actual Three	Actual Three	Pro forma Three
		Months Ended	Months Ended	Months Ended
		March 31, 2010	March 31, 2009	March 31, 2009 (a)

Consolidated net income (loss)		$24	$(334)	$(332)
Plus:	Interest expense, net	204	463	463
	Income tax expense	19	61	61
	Depreciation and amortization	369	321	321
	Stock compensation expense	5	11	11
	Reorganization items, net	4	141	141
	Other, net	12	(47)	(49)

Adjusted EBITDA (b)		637	616	616
Less:	Purchases of property, plant and equipment	(310)	(269)	(269)

Adjusted EBITDA less capital expenditures		$327	$347	$347

Net cash flows from operating activities		$530	$187	$187
Less:	Purchases of property, plant and equipment	(310)	(269)	(269)
	Change in accrued expenses related to capital expenditures	(15)	(27)	(27)

Free cash flow		$205	$(109)	$(109)

(a) Pro forma results reflect certain sales of cable systems in 2009 as if they occurred as of January 1, 2009.

(b) See page 1 of this addendum for detail of the components included within adjusted EBITDA.

The above schedules are presented in order to reconcile adjusted EBITDA and free cash flows, both non-GAAP measures, to the most directly comparable GAAP measures in accordance with Section 401(b) of the Sarbanes-Oxley Act.

Addendum to Charter Communications, Inc. First Quarter 2010 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CAPITAL EXPENDITURES
(DOLLARS IN MILLIONS)

	Successor	Predecessor
	Three Months Ended	Three Months Ended
	March 31, 2010	March 31, 2009

Customer premise equipment (a)	$156	$167
Scalable infrastructure (b)	87	45
Line extensions (c)	16	14
Upgrade/Rebuild (d)	9	5
Support capital (e)	42	38

Total capital expenditures (f)	$310	$269

(a) Customer premise equipment includes costs incurred at the customer residence to secure new customers, revenue units and additional bandwidth revenues. It also includes customer installation costs and customer premise equipment (e.g., set-top boxes and cable modems, etc.).

(b) Scalable infrastructure includes costs, not related to customer premise equipment or our network, to secure growth of new customers, revenue units and additional bandwidth revenues or provide service enhancements (e.g., headend equipment).

(c) Line extensions include network costs associated with entering new service areas (e.g., fiber/coaxial cable, amplifiers, electronic equipment, make-ready and design engineering).

(d) Upgrade/rebuild includes costs to modify or replace existing fiber/coaxial cable networks, including betterments.

(e) Support capital includes costs associated with the replacement or enhancement of non-network assets due to technological and physical obsolescence (e.g., non-network equipment, land, buildings and vehicles).

(f) Total capital expenditures includes $18 million and $16 million of capital expenditures related to commercial services for the three months ended March 31, 2010 and 2009, respectively.

Addendum to Charter Communications, Inc. First Quarter 2010 Earnings Release